UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Inovalon Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36841	47-1830316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4321 Collington Road
Bowie,	Maryland	20716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A Common Stock, $0.000005 par value per share	INOV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Effective December 31, 2020 (the “Transition Date”), Robert A. Wychulis formally transitioned his role with Inovalon Holdings, Inc. (the “Company”) from President to a new position as Fellow of the Company’s Payer Business Unit. Mr. Wychulis has served as the Company’s President since May 2014. The Company is very grateful for Mr. Wychulis’ years of service and many valuable contributions to the Company and looks forward to his ongoing role with the Company as a Fellow of the Company’s Payer Business Unit.

As a Fellow of the Company’s Payer Business Unit, Mr. Wychulis will devote approximately two days per week to Company business, serving as a key leader in support of the Company’s business development and client support efforts. In addition, Mr. Wychulis will provide the Company with his advice and expertise as a key industry subject matter expert and will work on specific projects as requested by the Company’s CEO. As the transition was previously anticipated, as of the Transition Date, Mr. Wychulis has substantially transitioned his responsibilities to the Presidents and General Managers of the individual business units as well as among other executives of the Company. As an Inovalon Fellow, Mr. Wychulis will receive a base salary of $150,000 per year and be eligible for an annual performance-based incentive bonus opportunity of up to 200% of his base salary in a combination of cash and equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: January 6, 2021	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman